As filed with the Securities and Exchange Commission on January 13, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SG Blocks, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4463937 (I.R.S. Employer Identification No.)
3 Columbus Circle, 16th Floor New York, New York 10019 (Address of Principal Executive Offices) (Zip Code)
2011 Incentive Stock Plan
2012 Board Equity Authorization
2013 Board Equity Authorization
2014 Incentive Stock Plan
(Full title of the plan)

Paul M. Galvin
Chief Executive Officer and Chairman of the Board
SG Blocks, Inc.
3 Columbus Circle, 16th Floor
New York, New York 10019
(212) 520-6218
(Name, Address, and Telephone Number of Agent for Service)

Copy to: Kenneth Schlesinger, Esq. Olshan Frome Wolosky LLP Park Avenue Tower 65 East 55th Street New York, NY 10022-1106 (212) 451-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐                                                                         Accelerated filer ☐
Non-accelerated filer ☐                                                                          Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share, issued or to be issued under the 2011 Incentive Stock Plan	7,996,072	$.36(2)	$2,878,585.92	$334.50
Common stock, par value $0.01 per share, issued or to be issued under the 2011 Incentive Stock Plan	3,928	$.12(3)	$471.36	$.06
Common stock, par value $0.01 per share, issued or to be issued under the 2012 Board Equity Authorization	1,933,929	$.35(2)	$676,875.15	$78.66
Common stock, par value $0.01 per share, issued or to be issued under the 2013 Board Equity Authorization	400,000	$.43(2)	$172,000	$19.99
Common stock, par value $0.01 per share, issued or to be issued under the 2014 Incentive Stock Plan	5,207,500	$.11(2)	$572,825	$66.53
Common stock, par value $0.01 per share, issued or to be issued under the 2014 Incentive Stock Plan	6,792,500	$.12(3)	$815,100	$94.72
TOTAL	22,333,329		$5,115,857.43	$595

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares of common stock of the Registrant that may be offered pursuant to the anti-dilution provisions set forth in the 2011 Incentive Stock Plan, 2012 Board Equity Authorization, 2013 Board Equity Authorization and the 2014 Incentive Stock Plan.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on a weighted average of the exercise prices of outstanding options previously granted.

(3)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of the Registrant as reported on the OTC Bulletin Board on January 12, 2015.

EXPLANATORY NOTE

SG Blocks, Inc. (“we”, “us”, “our”, “SG Blocks” or the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 22,333,329 shares of our common stock, par value $0.001 per share (“Common Stock”), issued or issuable pursuant to our 2011 Incentive Stock Plan, our 2012 Board Equity Authorization, our 2013 Board Equity Authorization and our 2014 Incentive Stock Plan.

This registration statement includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be used by selling stockholders for reoffers and resales of our Common Stock acquired pursuant to our 2011 Incentive Stock Plan, our 2012 Board Equity Authorization, our 2013 Board Equity Authorization and our 2014 Incentive Stock Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

10,758,215 SHARES OF COMMON STOCK

SG BLOCKS, INC.

This prospectus relates to the reoffer and resale by certain selling stockholders of shares of common stock, par value $0.01 per share (“Common Stock”), of SG Blocks, Inc. (“SG Blocks,” the “Company,” “we,” “our” or “us”) that have been or may be issued by us to the selling stockholders, including shares of restricted stock and shares issuable upon the exercise of stock options granted under our 2011 Incentive Stock Plan, our 2012 Board Equity Authorization, our 2013 Board Equity Authorization and our 2014 Incentive Stock Plan.  We have registered the offer and sale of these shares to the selling stockholders or these shares were issued pursuant to an exemption from registration.  If and when additional shares of restricted stock, stock options or other securities are granted under our 2011 Incentive Stock Plan, our 2012 Board Equity Authorization, our 2013 Board Equity Authorization or our 2014 Incentive Stock Plan to persons required to use this prospectus to reoffer and resell such shares or the shares underlying such securities, we will distribute a prospectus supplement.  The shares are being reoffered and resold for the account of the selling stockholders and we will not receive any of the proceeds from the resale of the shares.

The selling stockholders have advised us that the resale of their shares may be effected from time to time in one or more transactions on the OTC Bulletin Board (or on any other stock exchange on which the shares of our Common Stock may be listed at the time of sale), in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated.  See “Plan of Distribution.”  We will bear all expenses in connection with the preparation of this prospectus.

Our Common Stock is listed on the OTC Bulletin Board under the symbol “SGBX”.  On January 9, 2015, the closing price for our Common Stock as reported by the OTC Bulletin Board was $.14.

Investing in our Common Stock involves a high degree of risk.  See “Risk Factors” beginning on page 2 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 13, 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission.  You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement.  We have not authorized anyone else to provide you with different information.  The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our Common Stock.  We urge you to read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and related notes and the other documents incorporated by reference into this prospectus, before making an investment decision.  Unless the context requires otherwise, all references in this prospectus to “SG Blocks,” “the Company,” “we,” “us,” “our,” or similar terms, refer to SG Blocks, Inc. and its consolidated subsidiaries.

Our Company

The principal business of the Company, through its subsidiary SG Building Blocks, Inc. (“SG Building”), is to provide code engineered cargo shipping containers.  SG Building modifies and delivers containers to meet the growing demand for safe and green construction.  Rather than consuming new steel and lumber, SG Building capitalizes on the structural engineering and design parameters a shipping container must meet and repurposes them for use in building.  Offering a product that typically exceeds building code requirements, SG Building seeks to enable developers, architects, builders and owners to achieve greener construction, faster execution and stronger buildings of higher value.  Since its inception in 2007, SG Building has developed and implemented the technology to break away from standardized container-construction while maintaining reduced costs.  Committed to providing a construction methodology that will lessen the global carbon footprint, SG Building does not simply recycle (which requires additional energy consumption to break down material and then reform it for other purposes) — it utilizes existing steel material and repurposes it into modules that can be put to a higher and better use with significantly less energy input.  In addition to providing code engineered cargo shipping containers for construction use, SG Building also continues to advance a proprietary structural steel framing system and the use thereof

Our Common Stock is listed on the OTC Bulletin Board under the symbol “SGBX”.

On October 25, 2010, SG Blocks, LLC (“SG LLC”), a Missouri limited liability company, merged with and into SG Building, which was formerly known as SG Blocks, Inc., then continued the business of SG LLC.  SG LLC was formed on January 23, 2007 and SG Building was formed in Delaware on August 16, 2010.  SG Building was not engaged in any business prior to the merger with SG LLC in 2010.  Our headquarters are located at 3 Columbus Circle, 16th Floor, New York, New York 10019, and our telephone number at that address is (212) 520-6218.  Our corporate website is located at www.sgblocks.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain “forward-looking statements” that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  The statements contained in this prospectus and documents incorporated by reference into this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements.  These statements are based on the beliefs and assumptions of our management based on information currently available to management.  Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” included in our 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2014 (the “2013 Annual Report”) and our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 (the “September 2014 10-Q”).  Furthermore, such forward-looking statements speak only as of the date of this prospectus.  Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

You are also urged to carefully review and consider the various disclosures made by us in this prospectus, as well as in our periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC and listed under the caption “Incorporation by Reference” on page 6 of this prospectus.  For instructions on how to obtain our periodic reports on Forms 10-K, 10-Q and 8-K, see “Where You Can Find More Information” on page 8  of this prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk.  You should carefully consider the risks and uncertainties and all other information contained in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our 2013 Annual Report and in the September 2014 10-Q which are incorporated by reference herein.  These risks and uncertainties are not the only ones facing us.  Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.  The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.  In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus.  See “Selling Stockholders.”  All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock.  We will, however, receive the exercise price of options to purchase Common Stock at the time of their exercise.  Such proceeds will be contributed to working capital and will be used for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus relates to the reoffer and resale of shares of Common Stock issued or that may be issued to the selling stockholders under our 2011 Incentive Stock Plan, our 2012 Board Equity Authorization, our 2013 Board Equity Authorization and our 2014 Incentive Stock Plan.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling stockholder as of December 1, 2014, (ii) the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying options and restricted stock awards held by each selling stockholder irrespective of whether such options are presently exercisable or exercisable within 60 days after December 1, 2014), and (iii) the number and percentage of shares of Common Stock that each selling stockholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling stockholders also are sold.

Unless otherwise indicated, the address for each of the selling stockholders named below is c/o SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019

Name	Number of Shares Beneficially Owned	Number of Shares to be Offered for Resale	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering (1)

Paul Galvin(2)	7,358,125 (3)	6,050,000	2,658,127	6.2%
Brian Wasserman(4)	1,380,952 (5)	2,064,286	0	0%
Steven Armstrong(6)	3,611,547 (7)	484,286	3,177,266	7.4%
J. Bryant Kirkland III(8)	216,309 (9)	230,357	48,453	*
Joseph Tacopina(10)	2,804,911 (11)	184,286	2,658,127	6.2%
J. Scott Magrane(12)	577,564 (13)	230,357	409,708	*
Christopher Melton(14)	572,765 (15)	230,357	404,909	*
Marc Bell(16)	16,666 (17)	50,000	0	0%
Frank Casano(18)	2,263,166 (19)	50,000	2,246,500	5.2%
Jennifer Strumingher(20)	617,618 (21)	1,134,286	0	0%
Richard J. Lampen(22)	1,619,357 (23)	50,000	1,569,357	3.7%

____________
*	Less than one percent

(1)
The applicable percentage of ownership for each beneficial owner is based on 42,773,093 shares of Common Stock outstanding as of November 10, 2014.  A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after November 10, 2014 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after November 10, 2014) have been exercised.

(2)	Mr. Galvin has been the Chief Executive Officer and Chairman of the Board of the Company for more than three years.

(3)
Includes 4,699,998 shares that Mr. Glavin has the right to acquire at or  within 60 days upon exercise of stock options.  Includes 2,658,127 shares held by Tag Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SG Building (other partners include employees of SG Building).  Paul Galvin and Joseph Tacopina are managing members of, and have a controlling interest in, TAG.  Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by TAG.  Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock.

(4)	Mr. Wasserman has been the Chief Financial Officer of the Company for more than three years and a Director of the Company since May 2012.

(5)	Includes 1,380,952 shares of common stock that Mr. Wasserman has the right to acquire at or within 60 days upon exercise of stock option.

(6)	Mr. Armstrong has served as the Company’s President and Chief Operating Officer and a Director of the Company for more than three years.

(7)
Includes 434,284 shares of common stock that Mr. Armstrong has the right to acquire at or  within 60 days upon exercise of stock options.  Includes 3,177,266 shares held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong.  Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock.  The business address for SMA Development Group, LLC is 912 Bluff Road - Brentwood, TN 37027.

(8)	Mr. Kirkland has served as a Director of the Company for more than three years.

(9)
Includes 110,953 shares held by Mr. Kirkland (including 62,500 shares acquired upon the exercise of stock options) and 105,356 shares that Mr. Kirkland has the right to acquire at within 60 days upon the exercise of stock options.  Does not include shares held by Vector Group Ltd. (“Vector”).  Mr. Kirkland serves as Vice President, Treasurer and Chief Financial Officer of Vector.

(10)	Mr. Tacopina has served as a Director of the Company for more than three years.

(11)	Includes 146,784 shares that Mr. Tacopina has the right to acquire at or within 60 days upon the exercise of stock options and the shares held by TAG referred to in footnote 3.

(12)	Mr. Magrane has served as a Director of the Company for more than three years.

(13)	Includes 167,856 shares that Mr. Magrane has the right to acquire at or within 60 days upon the exercise of stock options.

(14)	Mr. Melton has served as a Director of the Company for more than three years.

(15)	Includes 167,856 shares that Mr. Melton has the right to acquire at or within 60 days upon the exercise of stock options.

(16)	Mr. Bell has served as a Director of the Company since January 2014.

(17)
Includes 16,666 shares that Mr. Bell has the right to acquire at or within 60 days upon the exercise of stock options.  Does not include shares held by Vector.  Mr. Bell serves as Vice President, Secretary and General Counsel of Vector.

(18)	Mr. Casano has served as a Director of the Company since January 2014.

(19)
Includes 16,666 shares that Mr. Casano has the right to acquire at or within 60 days upon the exercise of stock options.  On April 24, 2013, the Company issued and sold to Mr. Casano: (a) $448,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $400,000 (the “Casano 2013 Debenture”), and (b) a common stock purchase warrant (the “Casano 2013 Warrant”) to purchase up to 1,041,861 shares of Common Stock for $0.4488 per share, subject to adjustments upon certain events.  The initial conversion price for the Casano 2013 Debenture was $0.43 per share, subject to adjustments upon certain events, as set forth in the Casano 2013 Debenture.

On April 10, 2014, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain of the holders of its existing Senior Convertible Debentures, including Mr. Casano.  Under the terms of the Exchange Agreement, the Casano 2013 Debenture was exchanged for (a)  a new 8% Original Issue Discount Senior Secured Convertible Debentures due April 1, 2016, in the principal amount of $510,000 (the “Casano 2014 Debenture”) and (b) a common stock purchase warrant (the “Casano 2014 Warrant”) to purchase up to 2,042,880 shares of Common Stock for $0.275 per share, subject to adjustments upon certain events.  The initial conversion price for the Casano 2014 Debenture is $0.25 per share, subject to adjustments upon certain events, as set forth in the Casano 2014 Debenture.  Entry into the Exchange Agreement triggered the anti-dilution provisions of the Casano 2013 Warrant, which reset the exercise price under the Casano 2013 Warrant at $0.25 per share and the number of shares issuable upon exercise of the Casano 2013 Warrant was increased to 1,792,000 shares.

If the Casano 2014 Debenture is converted and the Casano 2013 Warrant  and Casano 2014 Warrant are exercised, Mr. Casano would hold 5,877,760 shares.  However, the aggregate number of shares of Common Stock into which such Debentures and Warrants are convertible and exercisable, respectively, and which Mr. Casano has the right to acquire beneficial ownership, is limited to the number of shares of Common Stock that, together with all other shares of Common Stock beneficially owned by Mr. Casano does not exceed 4.99% of the total outstanding shares of Common Stock (estimated to be 2,246,500 shares).

(20)	Ms. Strumingher has served as the Chief Administrative Officer of the Company for more than three years.

(21)	Includes 617,618 shares that Ms. Strumingher has the right to acquire at or within 60 days upon the exercise of stock options.

(22)	Mr. Lampen served as a Director of the Company from January 1997 to January 2014.

(23)
Includes 50,000 shares that Mr. Lampen acquired upon the exercise of stock options.  Includes (i) 408,750 shares of common stock held by Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and (ii) 1,160,607 shares of common stock issuable upon exercise of presently exercisable warrants held by Ladenburg.  Mr. Lampen is the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company and sole owner of Ladenburg.  Accordingly, Mr. Lampen may be deemed to have investment authority and voting control over the securities owned by Ladenburg.  Mr. Lampen specifically disclaims beneficial ownership of the shares of common stock held by Ladenburg, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Lampen is the beneficial owner of such shares of stock.  Does not include shares held by Vector.  Mr. Lampen serves as Executive Vice President of Vector.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock covered by this prospectus for the selling stockholders listed in the table set forth under the caption “Selling Stockholders.”  We will bear all expenses in connection with the preparation of this prospectus.  The selling stockholders will bear all expenses associated with the sale of the shares of Common Stock.  We will not receive any of the proceeds from the offering or sale of the selling stockholders’ shares of Common Stock.

The selling stockholders may offer their shares of our Common Stock directly or through pledgees, donees, transferees or other successors-in-interest in one or more of the following transactions:

•	On any stock exchange on which the shares of Common Stock may be listed at the time of sale;
•	In negotiated transactions;
•	In the over-the-counter market; and
•	In a combination of any of the above transactions.

The selling stockholders may offer their shares of Common Stock at any of the following prices:

•	Fixed prices that may be changed;
•	Market prices prevailing at the time of sale;
•	Prices related to such prevailing market prices; and
•	At negotiated prices.

Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  We have advised the selling stockholders that the anti-manipulative rules of Regulation M under the Exchange Act may apply to sales in the market and have informed them of the possible need for delivery of copies of this prospectus.

Our Common Stock is listed on the OTC Bulleting Board under the symbol “SGBX.”

The selling stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Any broker-dealer acquiring shares of Common Stock from the selling stockholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such sales may be at prices then prevailing on the Nasdaq Capital Market or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods.  The selling stockholders and any broker-dealers that act in connection with the sale of the shares of Common Stock hereunder might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  Any such commissions, as well as other expenses incurred by the selling stockholders and applicable transfer taxes, are payable by the selling stockholders.

The selling stockholders reserve the right to accept, and together with any agent of the selling stockholder, to reject in whole or in part any proposed purchase of the shares of Common Stock.  The selling stockholders will pay any sales commissions or other seller’s compensation applicable to such transactions.

We have not registered or qualified offers and sales of shares of Common Stock under the laws of any country other than the United States.  To comply with certain states’ securities laws, if applicable, the selling stockholders will offer and sell their shares of Common Stock in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the selling stockholders may not offer or sell shares of Common Stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder or otherwise.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Olshan Frome Wolosky LLP, Park Avenue Tower, 65 E. 55th Street, New York, New York 10022.  Certain partners of such firm hold shares of our Common Stock.

EXPERTS

Marcum LLP, our independent registered public accounting firm, has audited our consolidated financial statements contained in our Annual Report on Form 10-K, for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, the Company has been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION BY REFERENCE

The following documents filed by the Company with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;

2.	Our Definitive Proxy Statement for our 2014 Annual Meeting of Stockholders filed with the SEC on June 17, 2014

3.
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, for the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and for the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

4.	Our Current Reports on Form 8-K filed with the SEC on February 5, 2104, July 18 (as amended on November 12, 2014) and August 5, 2104; and

5.
The description of our Common Stock contained in our Registration Statement on Form 8-A (Registration No. 000-22563) filed with the SEC on May 12, 1997, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:

SG Blocks, Inc.
3 Columbus Circle, 16th Floor
New York, New York 10019
Attention: Chief Administrative Officer
(212) 520-6218

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8, including exhibits and schedules, under the Securities Act, with respect to the shares of our Common Stock to be sold pursuant to this prospectus.  This prospectus does not contain all the information contained in the registration statement.  For additional information with respect to the Company and the shares that may be sold pursuant to this prospectus, we refer you to the registration statement and the exhibits and schedules attached to the registration statement.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are also subject to the informational requirements of the Exchange Act.  In accordance with the Exchange Act, we file periodic reports, proxy and information statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov.  You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also find documents we filed on our website at www.remarkmedia.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on April 15, 2014;

2.	Our Definitive Proxy Statement for our 2014 Annual Meeting of Stockholders filed with the SEC on June 17, 2014

3.
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 15, 2014, for the fiscal quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and for the fiscal quarter ended September 30, 2014, filed with the SEC on November 14, 2014;

4.	Our Current Reports on Form 8-K filed with the SEC on February 5, 2104, July 18 (as amended on November 12, 2014) and August 5, 2104; and

5.
The description of our Common Stock contained in our Registration Statement on Form 8-A (Registration No. 000-22563) filed with the SEC on May 12, 1997, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interest of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

We are subject to the laws of Delaware on corporate matters, including its indemnification provisions.  Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that Delaware corporations are empowered, subject to certain procedures and limitations, to indemnify any person against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding (including a derivative action) in which such person is made a party by reason of his being or having been a director, officer, employee, or agent of the company (each, an “Indemnitee”); provided that the right of an Indemnitee to receive indemnification is subject to the following limitations: (i) an Indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful, and (ii) in the case of a derivative action, an Indemnitee is not entitled to indemnification in the event that he is judged to be liable to the company (unless and only to the extent that the court determines that the Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper). The statute provides that indemnification pursuant to our provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors, or otherwise.

Certificate of Incorporation

The Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of the Company will have personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that nothing in the Certificate of Incorporation will eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the event the DGCL is amended so as to authorize corporate action further eliminating or limiting the liability of directors of the Company, the liability of the directors will thereupon be eliminated or limited to the maximum extent permitted by the DGCL, as so amended from time to time.

The Company will indemnify any person: (a) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe such person’s action was unlawful, or (b) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification will be made in respect of any claim, issue or matters as to which such person will have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in clauses (a) and (b) in the preceding paragraph, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.  The rights conferred on any director of the Company under the Certificate of Incorporation will inure to the benefit of any entity that is affiliated with such director and that is a stockholder of the Company.  Any indemnification under clauses (a) and (b) in the preceding paragraph (unless ordered by a court) will be made by the Company only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in clauses (a) and (b) in the preceding paragraph.  Such determination will be made (1) by the board of directors of a majority vote of the quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it will ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in the Certificate of Incorporation.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation will not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

The Company may purchase and maintain, insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Certificate of Incorporation.

For purposes of the Certificate of Incorporation, references to “the Company” includes, in addition to the resulting Company, any constituent Company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Company, or is or was serving at the request of such constituent Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, will stand in the same position under the Certificate of Incorporation with respect to the resulting or surviving Company as he or she would have with respect to such constituent Company if its separate existence had continued.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

Indemnification Agreements.

The Company has also entered into separate indemnification agreements with Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane, Christopher Melton, J. Bryant Kirkland III, Jennifer Strumingher, Marc Bell and Frank Casano the Company’s executive officers and directors, as well as Richard J. Lampen, a former director (such agreements, the “Company Indemnification Agreements”) and with Brian A. Wasserman, the Company’s Chief Financial Officer (such agreement, the “Wasserman Indemnification Agreement”).

The Company Indemnification Agreements and the Wasserman Indemnification Agreement are substantively the same and provide that the Company will, with regard to each indemnified party thereunder (each an “SG Indeminitee”): (a) advance expenses to any SG Indeminitee, as provided in such indemnification agreements and to the fullest extent permitted by law, and (b) indemnify any SG Indeminitee against expenses, including, without limitation, amounts paid in an approved settlement, as well as any judgments, fines and penalties levied or awarded against any SG Indeminitee in connection with such proceeding or any claim, issue or matter therein, if the SG Indeminitee acted in good faith and in a manner SG Indeminitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe the SG Indeminitee’s conduct was unlawful.

The Merger Agreement

The Merger Agreement between the Company and SG Building provides that for a period of six (6) years, the Company will cause to be maintained in effect policies of director and officer insurance covering claims arising from facts and events that occurred prior to consummation of the Merger.  As representatives of the Company, the Company’s directors and officers have certain right to indemnification as set forth in the Merger Agreement.

Item 7.  Exemption from Registration Claimed.

A total of 112,500 shares of Common Stock registered for resale pursuant to this registration statement were issued to two persons, all directors, employees or consultants of the Company, under our 2011 Stock Incentive Plan in transactions not involving a public offering pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 8.  Exhibits.

Exhibit No.	Description

4.1	Amended Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Current Report on Form 8-K filed with the SEC on November 10, 2012)

4.2
Certificate of Amendment o the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 18, 2014, as amended).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2A filed on May 5, 2009)

4.4
Revolving Credit Promissory Note, dated as of March 26, 2009, by and between Vector Group Ltd., Lender, and CDSI Holdings Inc., as borrower.  Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2008.

4.5
Amendment, dated as of January 26, 2011, to the Revolving Credit Promissory Note between Vector Group Ltd., Lender, and CDSI Holdings Inc., as borrower.  (4) Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on January 27, 2011.

4.6
Warrant issued by SG Blocks, Inc. to Ladenburg Thalmann & Co. Inc. on November 4, 2011.  Incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-k for the fiscal year ended December 31, 2011.

4.7
Warrant issued by SG Blocks, Inc. to Ladenburg Thalmann & Co. Inc. on March 28, 2012.  Incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-k for the fiscal year ended December 31, 2011.

4.8
8% Original Issue Discount Secured Convertible Debentures issued to Hillair Capital Investments, L.P. Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed January 3, 2013.

4.9
Common Stock Purchase Warrant, dated December 27, 2012, granted to Hillair Capital Investments, L.P. Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed January 3, 2013.

4.10
Form of Original Issue Discount Secured Convertible Debentures issued to additional investors.  Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 14, 2013.

4.11	Form of Common Stock Purchase Warrants issued to additional investors. Incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K, filed January 14, 2013.

4.12
Form of Original Issue Discount Secured Convertible Debentures issued to additional investors.  Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed April 30, 2013.

4.13	Form of Common Stock Purchase Warrants issued to additional investors. Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed April 30, 2013.

4.14
Form of Original Issue Discount Senior Secured Convertible Debentures Due April 1, 2016, issued to investors pursuant to the Exchange Agreement, dated April 10, 2014, between the Company and such investors.

4.15	Form of Common Stock Purchase Warrants issued to investors pursuant to the Exchange Agreement, dated April 10, 2014, between the Company and such investors.

4.16	Form of Original Issue Discount Senior Secured Convertible Debentures issued to investors pursuant to the Securities Purchase Agreement, dated April 10, 2014, between the Company and such investors.

4.17	Form of Common Stock Purchase Warrants issued to investors pursuant to the Securities Purchase Agreement, dated April 10, 2014, between the Company and such investors.

4.18
2011 Incentive Stock Plan, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) with the Securities and Exchange Commission on August 2, 2011.

4.19	2014 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 18, 2014, as amended)

5.1	Opinion of Olshan Frome Wolosky LLP*

23.1	Consent of Marcum LLP*

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page to this Registration Statement)*

_______________
*Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 12, 2015.

SG BLOCKS, INC.

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Galvin and Jennifer Strumingher as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul Galvin	Chief Executive Officer and Chairman of the Board	January 12, 2015
Paul Galvin	(Principal Executive Officer)

/s/ Brian Wasserman	Chief Financial Officer	January 12, 2015
Brian Wasserman	(Principal Financial Officer and Principal Accounting Officer) and Director

	President, Chief Operating Officer and Director	January__, 2015
Steven Armstrong

/s/ J. Bryant Kirkland III	Director	January 12, 2015
J. Bryant Kirkland III

	Director	January__, 2015
Joseph Tacopina

/s/ J. Scott Magrane	Director	January 12, 2015
J. Scott Magrane

	Director	January__, 2015
Christopher Melton

/s/ Marc Bell	Director	January 12, 2015
Marc Bell

	Director	January__. 2015
Frank Casano

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Current Report on Form 8-K filed with the SEC on November 10, 2012)

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 18, 2014, as amended).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2A filed on May 5, 2009)

4.4
Revolving Credit Promissory Note, dated as of March 26, 2009, by and between Vector Group Ltd., Lender, and CDSI Holdings Inc., as borrower.  Incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2008.

4.5
Amendment, dated as of January 26, 2011, to the Revolving Credit Promissory Note between Vector Group Ltd., Lender, and CDSI Holdings Inc., as borrower.  (4) Incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) on January 27, 2011.

4.6
Warrant issued by SG Blocks, Inc. to Ladenburg Thalmann & Co. Inc. on November 4, 2011.  Incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-k for the fiscal year ended December 31, 2011.

4.7
Warrant issued by SG Blocks, Inc. to Ladenburg Thalmann & Co. Inc. on March 28, 2012.  Incorporated herein by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-k for the fiscal year ended December 31, 2011.

4.8
8% Original Issue Discount Secured Convertible Debentures issued to Hillair Capital Investments, L.P. Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed January 3, 2013.

4.9
Common Stock Purchase Warrant, dated December 27, 2012, granted to Hillair Capital Investments, L.P. Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed January 3, 2013.

4.10
Form of Original Issue Discount Secured Convertible Debentures issued to additional investors.  Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 14, 2013.

4.11	Form of Common Stock Purchase Warrants issued to additional investors. Incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K, filed January 14, 2013.

4.12
Form of Original Issue Discount Secured Convertible Debentures issued to additional investors.  Incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed April 30, 2013.

4.13	Form of Common Stock Purchase Warrants issued to additional investors. Incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed April 30, 2013.

4.14
Form of Original Issue Discount Senior Secured Convertible Debentures Due April 1, 2016, issued to investors pursuant to the Exchange Agreement, dated April 10, 2014, between the Company and such investors.

4.15	Form of Common Stock Purchase Warrants issued to investors pursuant to the Exchange Agreement, dated April 10, 2014, between the Company and such investors.

4.16	Form of Original Issue Discount Senior Secured Convertible Debentures issued to investors pursuant to the Securities Purchase Agreement, dated April 10, 2014, between the Company and such investors.

4.17	Form of Common Stock Purchase Warrants issued to investors pursuant to the Securities Purchase Agreement, dated April 10, 2014, between the Company and such investors.

4.18
2011 Incentive Stock Plan, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K as filed by SG Blocks, Inc. (fka CDSI Holdings Inc.) with the Securities and Exchange Commission on August 2, 2011.

4.19	2014 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 18, 2014, as amended)

5.1	Opinion of Olshan Frome Wolosky LLP*

23.1	Consent of Marcum LLP*

23.2	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1)*

24.1	Powers of Attorney (included on the signature page to this Registration Statement)*

_______________
*Filed herewith.